                                                                   EXHIBIT 10.14

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of this ________ day of ____________, 1996, between IPC, Inc. (formerly Ivex Packaging Corporation), a Delaware corporation, (the "Company") and George V. Bayly (the "Executive").

         The Executive is currently employed by the Company under an Employment Agreement dated as of January 28, 1991 (the "1991 Agreement"), and the Company and the Executive desire to enter into this Agreement with respect to the Executive's continuing employment by the Company on the terms and conditions set forth herein, amending and restating in its entirety the 1991 Agreement.

         Accordingly, the parties agree as follows:

         1.      Employment, Duties and Acceptance

                 1.1 Employment by the Company; Duties. The Company hereby agrees to continue to employ the Executive for a current term expiring at the end of the day on December 31, 2000, unless earlier terminated as herein provided. Beginning on January 1, 1998, the term of this Agreement shall be extended automatically for one (1) additional day for each day which has then elapsed since December 31, 1997 unless, at any time after December 31, 1997, either the Board of Directors of the Company (the "Board"), on behalf of the Company, or the Executive gives written notice to the other, in accordance with
Section 14.2, below, that such automatic extension of the term of this Agreement shall cease. Any such notice shall be effective immediately upon delivery. The current term of this Agreement, plus any extension by operation of this Section 1, shall be hereinafter referred to as the "Term." During the Term, the Executive shall at all times serve in the capacity of Chairman, President and Chief Executive Officer of the Company. In addition, the Company agrees that the Executive shall serve during the Term as a director of the Company and as a director and chairman of the board of directors of Ivex Packaging Corporation, the holding company for the Company ("Ivex"). During the Term, the Executive shall devote his best efforts and substantially all his business time and services to the Company and Ivex, subject to the direction of the Board.

                 1.2 Acceptance of Employment by the Executive. The Executive hereby accepts such continuing employment and shall render the services and perform the duties described above.

         2.      Compensation and Other Benefits

                 2.1 Annual Salary. The Company shall pay to the Executive an annual salary (the "Annual Salary") in accordance with the following schedule: four hundred and twenty thousand dollars ($420,000) during the year ending December 31, 1996; four hundred and forty-one thousand dollars ($441,000) during the year ending December 31, 1997; four hundred and sixty-three thousand dollars ($463,000) during the year ending December 31, 1998; four hundred and eighty-six thousand dollars ($486,000) during the year ending December 31, 1999; and five hundred and ten thousand dollars ($510,000) for the year ending December 31, 2000. The Annual Salary may be increased from time to time at the sole discretion of the Board. The Annual Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than twice each month, less such deductions as shall be required to be withheld by applicable law and regulations.

                 2.2 Bonuses. The Company shall pay to the Executive an annual performance bonus based upon the terms and provisions of the Company's Senior Management Incentive Compensation Plan. The Executive may also receive such additional bonuses as shall, in the discretion of the Board, be awarded to him.

                 2.3 Vacation Policy. The Executive shall be entitled to paid vacation in accordance with the vacation policy of the Company; provided, however, that the Executive shall be entitled to at least four (4) weeks paid vacation during each year of the Term.

                 2.4 Benefits. The Company agrees to permit the Executive during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension or retirement plan, savings plan, similar benefit plan or other so-called "fringe benefits" of the Company (collectively "Benefits") which may be available to other senior executives of the Company, with the Executive's participation to be on terms no less favorable to the Executive than the terms provided to such other executives.

                 2.5 Supplemental Benefits. During the Term, the Company will pay an aggregate amount of one hundred and fifty thousand dollars ($150,000) each year to purchase a combination of (a) life insurance and disability insurance covering the Executive and (b) investments intended to provide non-qualified retirement benefits for the Executive. The benefits provided under this Section 2.5 shall be hereinafter referred to as the "Supplemental Benefits." The Company will consult with the Executive prior to making such purchases, and the specific decisions by the Company about such purchases will be subject to approval by the Executive as reasonable and satisfactory. The particular arrangements for providing such insurance and non-qualified retirement benefits shall be designed to minimize the extent to which such benefits are currently taxable to the Executive, unless otherwise agreed in writing by the Company and the Executive.

                 2.6 General Business Expenses. The Company shall pay or reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive during the Term in the performance of the Executive's services under this Agreement. Such payment shall be made upon presentation of such documentation as the Company customarily requires of its senior executive employees prior to making such payments or reimbursements. In addition, the Company shall provide the Executive with appropriate office space, office furniture and supplies and the services of a secretary in the Chicago area.

                 2.7 Company Car and Country Club Membership. During the Term, the Company shall provide for the Executive, at the Company's expense, a late model automobile for the Executive's use in the performance of his services under the Agreement. In addition, the Company shall reimburse the Executive for any annual membership fees of a country club to be designated by the Executive during the Term.

         3. Investment Opportunities. The rights of the Executive under the following agreements shall continue in full force and effect and shall not be diminished in any way by this Agreement: (a) the "Ivex Packaging Corporation Stock Option and Purchase Agreement" entered into as of January 1, 1993; (b) the "Ivex Holdings Corporation Stock Option and Purchase Agreement" entered into as of January 1, 1993; (c) the "Ivex Packaging Corporation Special Incentive Agreement" entered into as of January 1, 1993; and (d) the "Stock Option Agreement" entered into as of January 22, 1991.

         4.      Non-Competition

                 4.1 Covenants Against Competition. The Executive acknowledges that: (a) the Company, through its subsidiaries, is currently engaged in the business of (1) manufacturing and selling coated and laminated papers, films and foil which are used in a wide range of industrial and commercial applications, (2) manufacturing, thermoforming and distributing polystyrene, oriented polystyrene sheet, oriented polystyrene film, high impact polystyrene sheet and related polystyrene products that have been developed or produced by the Company and its subsidiaries, (3) manufacturing and selling of thermoformed plastic containers and parts including, without limitation, food packaging applications, (4) manufacturing and selling of Kraft and crepe papers and (5) manufacturing and selling of converted paper products including, without limitation, single-faced corrugated paper products, shipping and mailing envelopes and fluted paper packaging products, and the Company may, during the Term, enter into other related types of businesses (collectively, the "Company Business"); provided, however, that the term "Company Business" shall not include the folding carton business; (b) the Company Business is conducted throughout the United States and Canada; (c) his work for the Company will give him access to trade secrets of and confidential information concerning the Company and its subsidiaries; (d) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company; and (e) he has means to support himself and his dependents other than by engaging in the Company Business and the provisions of this Agreement will not impair such ability. Accordingly, the Executive covenants and agrees as follows:

                          4.1.1 Non-Compete.  The Executive shall not during
the Restricted Period (as defined below) in the United States, Canada or any other place where the Company and its affiliates conduct substantial manufacturing operations related to the Company Business, directly or indirectly (except in the Executive's capacity as an officer of the Company or any of its affiliates), (a) engage or participate in the Company Business; (b) enter the employ of, or render any other services to, any person engaged in the Company Business; or (c) become interested in any such person in any capacity, including, without limitation, as an individual partner, shareholder, lender, officer, director, principal, agent or trustee; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if the Executive is not a controlling person of, or a member of a group which controls, such entity and the Executive does not, directly or indirectly, own five percent (5%) or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for five percent (5%) or more of any class of equity securities, of such entity. As used herein, the "Restricted Period" shall mean a period commencing on January 28, 1991 and terminating upon the first to occur of (w) the date on which the Company terminates the Executive's employment without Cause, (x) the date on which the Executive terminates his employment for Good Reason, (y) the date of termination of this Agreement, or (z) the date on which a Change of Control (as defined in Section 10, below) occurs; provided, however, that if the Company shall have terminated the Executive's employment with the Company for Cause or if the Executive shall have terminated his employment with the Company without Good Reason, the Restricted Period shall end on the first anniversary of such termination of employment.

                          4.1.2 Confidential Information; Personal
Relationships. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential information directly relating to the Company Business including, without limitation, financial information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company, its affiliates, or any other entity which may hereafter become an affiliate thereof, learned by the Executive heretofore or hereafter unless otherwise in the public domain other than as a result of disclosure by the Executive.

                          4.1.3 Property of the Company.  All memoranda, notes,
lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of the Executive since January 28, 1991, or made available to the Executive after that date relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof, shall be the property of the Company, and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time upon request.

                          4.1.4 Original Material.  The Executive agrees that
any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly to the Company Business, including without limitation computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by the Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material.

                          4.1.5 Employees of the Company and its Affiliates.
During the Restricted Period, the Executive shall not, directly or indirectly,
(a) hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any employee of, or person employed within the two (2) years preceding the Executive's hiring of such person or solicitation of such person by, the Company and its affiliates or successors or (b) encourage any such employee to leave his or her employment.

                          4.1.6 Customers of the Company.  During the
Restricted Period, the Executive shall not, except by reason of and in his capacity as an officer of the Company, directly or indirectly request or advise a customer of the Company or its subsidiaries to curtail or cancel such customer's business relationship with the Company.

                 4.2 Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in Section 4.1 of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                          4.2.1 Specific Performance.  The right and remedy to
have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                          4.2.2 Accounting.  The right and remedy to require
the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

                 4.3 Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

                 4.4 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                 4.5 Enforceability in Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         5.      Termination

                 5.1 Termination upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive the Annual Salary earned up to the date of the Executive's death, plus (a) unpaid Benefits accrued up to the date of Executive's death, (b) an amount equal to the Executive's target annual performance bonus for the year in which his death occurs, multiplied by a fraction, the numerator of which is the number of days that the Executive was employed by the Company during that year and the denominator of which is three hundred and sixty-five (365). In addition, the Company shall, for the remainder of the Term, continue to provide the Executive's dependents with Benefits at the levels that were applicable to the Executive and his dependents on the date immediately prior to his death, or provide equivalent benefits through separate insurance coverage.

                 5.2 Termination With Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause. As used in this Section 5.2, the term "Cause" shall mean and include (a) chronic alcoholism or drug addition, (b) deliberate misappropriation of any material amount of money or other assets or properties of the Company or any affiliate or successor thereof, (c) except where the nonperformance is caused by the illness or other similar incapacity or disability of the Executive, gross and continuing neglect in the substantial performance of duties reasonably assigned to the Executive that is not corrected promptly upon receipt by the Executive of written notice delivered at the direction of the Board specifically identifying the manner in which it is alleged that the Executive has not substantially performed his duties, (d) any willful and material breach of any of the terms of this Agreement except where the breach is caused by the illness or other similar incapacity or disability of the Executive or (e) conviction of a misdemeanor involving moral turpitude or conviction of a felony. If the Company terminates the Executive's employment for Cause, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued and Benefits vested up to the effective date specified in the Company's notice of termination.

                 5.3 Suspension upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States who is mutually acceptable to the Company and the Executive (or the Executive's designee or closest relative, if the Executive is not then able to make such a choice), so that the Executive is unable substantially to perform his services hereunder for (a) a period of six (6) consecutive months or (b) for shorter periods aggregating nine (9) months or more during any twelve (12)-month period, the Company may at any time after the last day of the six (6) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of nine
(9) months, by written notice to the Executive, suspend the term of the Executive's employment hereunder and discontinue payments of the Annual Salary for the duration of the disability; provided, however, that the Company may so suspend the term of the Executive's employment hereunder only if the Executive is then covered by a long-term disability plan of the Company (which may include appropriate insurance) which the Executive has previously approved as reasonable and satisfactory. The Executive shall be entitled to the full compensation payable to him hereunder for periods of disability shorter than the periods specified in parts (a) and (b) of the previous sentence. No action permitted by this Section 5.3 shall be deemed to extend the Term or to constitute a breach of this Agreement. Any other provision of this Section 5.3 notwithstanding, if the Executive is permanently disabled to such an extent that he is unable to substantially perform his services hereunder, then the Company shall, for the remainder of the Term, continue to provide the Executive and his dependents with Benefits and Supplemental Benefits at the levels that were applicable to the Executive and his dependents immediately prior to his disability, or provide equivalent benefits through separate insurance coverage.

                 5.4 Termination Without Cause. The Company may, at any time during the Term, terminate the Executive's employment without Cause by giving the Executive notice of such termination, effective on or after the date of service of such notice. In the event of such termination, the Executive shall be entitled to receive the severance benefits described in Section 6, below.

                 5.5 Termination for Good Reason. The Executive may terminate his employment hereunder for Good Reason at any time during the Term by giving the Company notice of such termination, effective on or after the date of service of such notice. For purposes of this Agreement, "Good Reason" shall mean the continuation of any of the following (without the Executive's express prior written consent) after written notice provided by the Executive and the failure by the Company to remedy such event or condition within thirty (30) days after receipt of such notice:

                 (a) A reduction in the Executive's Annual Salary, as in effect pursuant to Section 2.1;

                 (b) Failure by the Company to pay to the Executive any bonus which is payable pursuant to Section 2.2;

                 (c) A failure by the Company to provide, on terms no less favorable to the Executive than the terms offered to other senior executives of the Company, any benefit or compensation plan (including any pension, profit sharing, life insurance, health, accidental death or dismemberment or disability plan), or any substantially similar benefit or compensation plan, which has been made available to such other executives; provided, however, that nothing in this part (c) shall be construed to mean that the Company shall be constrained from amending or eliminating any benefit or compensation plan as such is applied to the Executive and to other senior executives of the Company;

                 (d) The assignment to the Executive of any duties materially inconsistent with the Executive's position as Chairman, President and Chief Executive Officer of the Company;

                 (e) A change in the Executive's title or the line of authority through which the Executive is required to report, it being understood that the Executive shall report directly to the Board but shall, on occasion, be expected to perform tasks at the direction of one or more executive officers of Acadia Partners, L.P.;

                 (f) Failure to elect the Executive as a director and chairman of the Board of the Company or as a director and chairman of the board of Ivex;

                 (g)  Failure by the Company to obtain, in accordance with
Section 13, below, the written agreement of any successor in interest to the business of the Company to assume and perform the obligations of the Company under this Agreement;

                 (h) The giving of notice by the Company to stop the automatic extension of the Term which is provided for by Section 1.1 of this Agreement;

                 (i) Any other material breach of this Agreement by the Company; or
                 (j)  Any material breach of the agreements referred to in
Section 3, above.

                 Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the period of three (3) months which begins six (6) months after a Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement. In the event of any termination for Good Reason, the Executive shall be entitled to receive the severance benefits described in Section 6, below.

                 5.6 Termination without Good Reason. The Executive may, at any time during the Term, terminate his employment under this Agreement by giving the Company at least thirty (30) days prior written notice of such termination. In the event of such termination, the Company shall pay to the Executive all Annual Salary, annual performance bonuses and Benefits which have accrued as of the effective date of such termination but may discontinue payment of any compensation or benefits accruing from and after such date.

         6. Severance Benefits. In the event the Executive becomes entitled, under Section 5.4 or Section 5.5, above, to severance benefits under this Section 6, he shall receive the following, in addition to payment of his Annual Salary through the date of termination of his employment:

                 6.1 A lump sum, payable upon termination of employment, equal to four (4) times the sum of (a) the Executive's Annual Salary for one
(1) year, at the rate in effect at the time of the termination of his employment (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, at the Executive's Annual Salary rate without regard to such reduction) and (b) the target amount of the Executive's annual performance bonus for the year in which the termination of his employment occurs;

                 6.2 Payment, upon termination of employment, of an annual performance bonus for the year of termination, calculated by multiplying the target amount of the Executive's annual performance bonus for the year by a fraction, the numerator of which is the number of days that the Executive was employed by the Company during that year and the denominator of which is three hundred and sixty-five (365);

                 6.3 Payment in due course of any Benefits accrued to the date of termination but previously unpaid; and

                 6.4 Continuation of Benefits and Supplemental Benefits for the Executive and his dependents for four (4) years after the date of termination of the Executive's employment, at the levels that were applicable to the Executive and such dependents immediately prior to such termination, or provision of equivalent benefits through separate insurance coverage; provided, however, that the medical insurance coverage provided through such continuation of Benefits will continue until the earlier of (a) the date on which the Executive begins to be covered by comparable medical insurance provided by a new employer or (b) the earliest date on which the Executive becomes eligible for Medicare or a comparable governmental medical insurance program. Execution of this Agreement by the Executive shall not be considered a waiver of any rights or entitlements he may have under applicable law to continuation of coverage under any group health plan maintained by the Company or any of its affiliates.

         7. No Duty to Mitigate. After a termination of the Executive's employment under this Agreement, the Executive will not be obligated to mitigate damages by seeking other comparable employment. If such termination occurs after a Change of Control, any severance benefits payable to the Executive under Section 6 of this Agreement will not be subject to reduction for any compensation received from other employment. However, if such termination is not preceded by a Change of Control, the severance benefits payable to the Executive under Section 6.1, above, will be reduced by an amount equal to fifty percent (50%) of the compensation received by the Executive from other employment during the period of four (4) years after such termination. For purposes of applying the immediately preceding sentence, a Change of Control will be deemed to have preceded the termination of the Executive's employment with the Company if that termination occurs within one hundred and eighty (180) days prior to the Change of Control, unless it is reasonably demonstrated by the Company that such termination was for a substantial business reason unrelated to the Change of Control.

         8. Insurance. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for life, health, accident, disability or other insurance upon the Executive in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

         9. Indemnification.

                 9.1 The Company shall, to the extent not prohibited by law, indemnify the Executive if he is made, or threatened to be made, a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that the Executive is or was a director, officer or employee of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements).

                 9.2 The Company shall, from time to time, reimburse or advance to the Executive the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of the Executive may be paid in advance of the final disposition of a Proceeding only upon receipt by the Company of an undertaking, by or on behalf of the Executive, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Executive is not entitled to be indemnified for such expenses.

                 9.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights which the Executive may have or hereafter be entitled to under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

                 9.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to the Executive after he has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of the Executive.

                 9.5 The Company shall have power to purchase and maintain insurance on behalf of the Executive against any liability asserted against the Executive or incurred by the Executive in his capacity as a director, officer, employee or agent of the Company, or arising out of the Executive's status as such, whether or not the Company would have the power to indemnify the Executive against such liability under the provisions of this Section 9, the by-laws of the Company or under Section 145 of the Delaware General Corporation Law or any other provision of law.

                 9.6 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by the Executive in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Executive is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that the Executive is not so entitled. The Executive shall also be indemnified for any expenses incurred in connection with successfully establishing his right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any proceeding.

                 9.7 If the Executive serves in any capacity (a) any affiliate of the Company or (b) any employee benefit plan of the Company or any affiliate of the Company, then he shall be deemed to be doing so at the request of the Company.

                 9.8 The Executive may elect to have his right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Company, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

         10.     Change of Control.

                 (a) Prior to an initial public offering of the stock of Ivex Packaging Corporation, the holding company for the Company, ("Ivex") a "Change of Control" shall be deemed to have occurred whenever any one of the following conditions exists:

                          (i)     Acadia Partners, L.P. (together with all
affiliates) owns less than twenty-five percent (25%) of either (A) the then outstanding shares of common stock of Ivex (the

"Outstanding Ivex Common Stock") or (B) the combined voting power of the then outstanding voting securities of Ivex entitled to vote generally in the election of directors (the "Outstanding Ivex Voting Securities");

                          (ii)    Another individual, entity or group (within
the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a larger percentage than is owned by Acadia Partners, L.P. and its affiliates of either (A) the Outstanding Ivex Common Stock or (B) the Outstanding Ivex Voting Securities; or

                          (iii)   Representatives of Acadia Partners, L.P. (and
its affiliates) cease to be a majority of the board of directors of the Company or cease to be a majority of the board of directors of Ivex.

                 (b) After an initial public offering of the stock of Ivex, a "Change of Control" shall mean:

                          (i)     The acquisition by any Person of beneficial
ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the Outstanding Ivex Common Stock or the Outstanding Ivex Voting Securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Ivex, (B) any acquisition by Ivex, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Ivex or any corporation controlled by Ivex; and provided further that no acquisition shall constitute a Change of Control unless, as a result thereof, a Person has beneficial ownership of a larger percentage of the Outstanding Ivex Common Stock or the Outstanding Ivex Voting Securities than is then beneficially owned by Acadia Partners, L.P. and its affiliates; or

                          (ii)    Individuals who, as of the date hereof,
constitute the board of directors of Ivex (the "Incumbent Ivex Board") cease for any reason to constitute at least a majority of the board of directors of Ivex; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Ivex, was approved by a vote of at least a majority of the directors then comprising the Incumbent Ivex Board shall be considered as though such individual were a member of the Incumbent Ivex Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Ivex Board; or

                          (iii)   Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding

Ivex Common Stock and Outstanding Ivex Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their respective ownership, immediately prior to such Business Combination, of the Outstanding Ivex Common Stock and Outstanding Ivex Voting Securities; provided, however, that the provisions of this Section 10(b) shall be applied, in connection with and after any such Business Combination, as if all references to Ivex (except in the definition of, and references to, the Ivex Incumbent Board) were replaced by references to the corporation resulting from such Business Combination and shall be applied, with respect to any subsequent Business Combination, as if the reference in this subsection (iii) to "at least sixty percent (60%)" were replaced by a reference to "at least ninety-five percent (95%)"; or

                          (iv)    Approval by the shareholders of the Company
or of Ivex of a complete liquidation or dissolution of the Company or of Ivex, respectively; provided, however, that a Change of Control shall not result from approval by the shareholders of Ivex of a dissolution of Ivex for the purpose of making a pro rata distribution of shares of the Company to the shareholders of Ivex; and provided further that, after any such distribution, the provisions of this Section 10 shall be applied as if all references to Ivex (except in the definition of, and references to, the Ivex Incumbent Board) were replaced by references to the Company.

                 (c) If Acadia Partners, L.P. makes a pro rata distribution of shares of common stock or other securities of Ivex to individuals or other entities who are partners in Acadia Partners, L.P., then the continued holding of such shares or other securities of Ivex by those distributees shall be deemed, for purposes of this Section 10, to be continued holding of those shares or other securities by Acadia Partners, L.P. and its affiliates.

         11.     Certain Additional Payments by the Company.

                 11.1 Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"), or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 11.2 Subject to the provisions of Section 11.3, all determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall assist the Executive with the preparation and filing of any income tax return required of the Executive which relates to the period or periods in which Executive received a Payment or a Gross-Up Payment. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 11, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 11.3 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                 11.3 The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                          (a)     Give the Company any information reasonably
requested by the Company relating to such claim,

                          (b)     Take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                          (c)     Cooperate with the Company in good faith in
order effectively to contest such claim, and

                          (d)     Permit the Company to participate in any
proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 11.4 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 11.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 11.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 11.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payment required to be paid.

         12. Payment of Attorneys' Fees. The Company shall pay promptly upon receipt of proper invoices:

                 (a) All reasonable attorneys' fees and related expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement; and

                 (b) To the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest (from the date of any such disbursement by the Executive) at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended; provided, however, that the Company shall not be obligated to make such payment with respect to any contest in which the Company prevails over the Executive.

         13. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Section 13, the term "successor" shall include any entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which has ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least fifty percent (50%) of any other entity or entities which succeed to all or substantially all of the business and/or assets of the Company; provided, however, that the term "successor" shall not include any partner or stockholder who is a natural person. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

         14.  Other Provisions.

                 14.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                          (i) "affiliate" with respect to any person means any other person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such person.

                          (ii) "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                 14.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, or by reputable commercial delivery service. Any such notice shall be deemed given when delivered as follows:

                          (a)     If to the Company, to:

                                  IPC, Inc.
                                  100 Tri-State Drive
                                  Suite 200
                                  Lincolnshire, Illinois  60069
                                  Attention:  Mr. Frank V. Tannura

                                  With copies to:

                                  IPC, Inc.
                                  100 Tri-State Drive
                                  Suite 200
                                  Lincolnshire, Illinois  60069
                                  Attention:  G. Douglas Patterson, Esq.

                                           and

                                  Oak Hill Partners, Inc.
                                  Park Avenue Tower
                                  65 East 55th Street
                                  New York, New York 10022
                                  Attention:  Mr. Tony Scotto

                          (b)     If to the Executive, to:

                                  George V. Bayly
                                  544 Fletcher Circle
                                  Lake Forest, Illinois 60045

                                  With a copy to:

                                  Vedder, Price, Kaufman & Kammholz
                                  222 North LaSalle Street, Suite 2600
                                  Chicago, Illinois  60601
                                  Attention:  Robert J. Stucker, Esq.

                 Any party may change its address for notice hereunder by notice to the other party hereto.

                 14.3 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and, in amending and restating the 1991 Agreement, supersedes the 1991 Agreement and (except for those certain agreements referred to in Section 3 hereof) all other prior agreements, written or oral, with respect thereto.

                 14.4 Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                 14.5 Governing Law and Enforcement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, where the employment of the Executive shall be deemed, in major part, to be performed, and enforcement of this Agreement or any other legal action taken with respect to this Agreement shall be taken in the courts of appropriate jurisdiction in Lake County, Illinois.

                 14.6 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive.

                 14.7 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 14.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 14.9 Confidentiality. The Executive hereby agrees to keep the terms and provisions of this Agreement confidential.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 IPC, INC.



                                 By:
                                    --------------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                              ----------------------------

                                 EXECUTIVE


                                 -----------------------------------------
                                               George V. Bayly



                                   GUARANTEE


         Ivex Packaging Corporation, the holding company for the Company, hereby guarantees the payment of all compensation, payments and/or benefits due to the Executive or his dependents or beneficiaries under this Agreement or any of the plans, programs or arrangements referred to herein, if, as and when such compensation, payments and/or benefits are not timely paid by the Company or are not otherwise timely paid pursuant to any such plan, program or arrangement.

                                        IVEX PACKAGING CORPORATION



                                        By:
                                            ------------------------------
                                              Name:
                                                     --------------------------
                                              Title:
                                                     --------------------------